Exhibit 99.4

AMERICAN SCIENCE AND ENGINEERING, INC.

Notice to Holders of Restricted Stock Unit Awards and Cash Awards who are

Covered by a Change in Control & Severance Benefit Agreement

June 30, 2016

Dear Restricted Stock Unit Award Holder:

On June 20, 2016, American Science and Engineering, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with OSI Systems, Inc., a Delaware corporation (the “Buyer” or “OSI”) and Apple Merger Sub, Inc., a Massachusetts corporation and a wholly-owned subsidiary of Buyer (the “Transitory Subsidiary”) providing for the merger (the “Merger”) of Transitory Subsidiary with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Buyer.

We would like to inform you about how your restricted stock unit awards (“RSUs”) and, if applicable, cash awards (“Cash Awards”) will be treated in connection with the Merger.  For purposes of this notice, the term “Merger Effective Time” will mean the effective time of the Merger.

Please read this notice carefully.  Note that the description in this notice applies to the treatment of RSUs and Cash Awards held by U.S. persons and the resulting tax consequences.

Unvested RSUs.  Your outstanding RSUs that are unvested as of the Merger Effective Time (your “Unvested RSUs”) will be assumed by the Buyer (the “Assumed RSUs”).  Each Assumed RSU will continue to be subject to the same terms and conditions, including vesting, set forth in the plan under which the RSU was issued and your individual RSU agreement, except that (i) references to the “Company” or “American Science and Engineering, Inc.” in the plan and your individual RSU agreements will be treated as references to OSI, (ii) the Assumed RSUs will become RSUs to acquire shares of OSI common stock, and (iii) the number of shares of OSI common stock subject to your Assumed RSUs will be adjusted to a number determined by multiplying the number of shares of Company common stock underlying your RSU awards immediately prior to the Merger Effective Time by an exchange ratio (the “Exchange Ratio”) and rounding down to the nearest whole share.

The Exchange Ratio is based on the per-share deal price divided by an average closing stock price of OSI shares shortly before the closing date. The Exchange Ratio will equal the “Merger Consideration” (as defined in the Merger Agreement) of $37 per share of Company common stock divided by the average closing sale price of one share of OSI common stock as reported on the Nasdaq Global Select Market for the ten consecutive trading days ending on the date that is two trading days immediately preceding the closing date.

By way of example:

If, as of the Merger Effective Time, you have 100 unvested RSUs, and the OSI stock price is $55, the calculation would be as follows:

Exchange Ratio = $37 divided by $55 = 0.67272728

100 RSUs multiplied by 0.67272728 = 67 RSUs with respect to OSI common stock

The following description applies because you are covered by a Change in Control & Severance Benefit Agreement with the Company (your “CiC Agreement”):

LTIP 9 and LTIP 10 RSUs.  For performance-based Company RSUs granted in or before the fiscal year ended March 31, 2015 (“LTIP 9” and “LTIP 10”), the performance conditions will remain unchanged. Shares with respect to LTIP 9 and LTIP 10 will continue to be subject to vesting based on annual performance results and will be distributed after they are vested.  The awards will continue to provide that award holders who remain employed until the date in 2018 and 2019, for LTIP 9 and LTIP 10 respectively, when the goals are certified through the performance period ending March 31, 2018 and March 31, 2019, for LTIP 9 and LTIP 10 respectively, will receive additional vesting, if the vesting earned by performance is less than 50% of the original grant, so that each RSU award will vest as to at least 50% of the original grant (minus whatever has vested by performance).

If your employment ends with a “Qualifying Termination” (as defined in your CiC Agreement) and you comply with the terms of the CiC Agreement, you will vest at that time in full with respect to the remaining RSUs under LTIP 9 and LTIP 10 (i.e., the original grant minus shares distributed to you earlier), and the corresponding shares of common stock will be distributed to you shortly following the Qualifying Termination.  If your employment ends on a basis other than a Qualifying Termination before your LTIP 9 or LTIP 10 awards are vested (and you are not then eligible for retirement under the LTIP 9 or LTIP 10 awards), you will forfeit any unvested amounts, except as otherwise provided under any written agreement.  If you become retirement eligible under the terms of your LTIP 9 or 10 awards and you actually retire (or are terminated without Cause), you will receive distribution shortly after such retirement (or termination) of the shares accrued with respect to such awards shortly after such retirement, subject to the terms of those awards and any delays required for compliance with Section 409A of the Internal Revenue Code of 1986 (“Section 409A”).

LTIP 9 and LTIP 10 Cash Awards.  For Cash Awards granted in connection with LTIP 9 and LTIP 10, the performance conditions will remain unchanged, and they will operate in other respects as though described above under LTIP 9 and LTIP 10 RSUs, with the references to shares referring instead to cash.

LTIP 11.  Company RSUs granted in the fiscal year ended March 31, 2016 (“LTIP 11”) that vest solely on the basis of continued service (the “LTIP 11 Time Based Awards”) will continue to vest in accordance with their pre-Merger schedule.  With respect to Company RSUs under LTIP 11 that vest partly based on performance and partly based on service (the “LTIP 11 Performance Awards”), the first third of the awards has been vested as to the performance requirements or forfeited based on performance for the fiscal year ended March 31, 2016; the second third will vest as to the performance requirements or be forfeited based on (i) actual performance during the fiscal year ending March 31, 2017 (if the Merger Effective Time is after March 31, 2017 and if  performance can be determined at such time) or (ii) target level performance if the Merger Effective Time occurs sooner or performance cannot be determined;

and the final third will vest as to the performance requirements at target level performance.  Any shares not so vested will be forfeited.  Shares under the LTIP 11 Performance Awards will continue to be subject to the service vesting requirement that the award holder remain employed by the Company until March 31, 2018, after which the shares with respect to such LTIP 11 awards will be distributed.

If your employment ends with a Qualifying Termination and you comply with the terms of the CiC Agreement, you will vest at that time in full with respect to the remaining RSUs under the LTIP 11 Time Based Awards and the LTIP 11 Performance Awards (i.e., the original grant minus shares distributed to you earlier), and the corresponding shares of common stock will be distributed to you shortly following the Qualifying Termination.  If your employment ends for any reason other than a Qualifying Termination before LTIP 11 Time Based Awards or the LTIP 11 Performance Awards are vested (and you are not then eligible for retirement under the applicable awards), you will forfeit the unvested amounts at that time, except as otherwise provided under any written agreement. If you become retirement eligible under the terms of your LTIP 11 Time Based Awards or LTIP 11 Performance Awards after the Merger Effective Time and you actually retire (or are terminated without Cause), you will receive distribution shortly after such retirement (or termination) of such portion of the shares as the award agreements provide, subject to the terms of those awards and, for the LTIP 11 Performance Awards, any delays required for compliance with Section 409A.

U.S. Tax Implications

You should consult your own tax advisor as to the specific tax implications to you of the Merger with respect to your RSUs, including the applicability and effect of federal, state, local and foreign tax laws.  Your federal, state, local and foreign tax consequences depend upon your unique circumstances.

Assumed RSUs

U.S. taxpayers with RSUs will not recognize ordinary income at the time OSI assumes their RSU awards.  Instead, such individuals will recognize ordinary income when such Assumed RSUs become vested and OSI delivers shares of OSI common stock in settlement of their vested Assumed RSUs.  The amount of ordinary income recognized for U.S. tax purposes will equal the fair market value on the payment date of the shares of OSI common stock that the individual receives and will be subject to the collection of applicable U.S. federal and state income and employment tax withholdings.

Cash Award Payments

A U.S. taxpayer who receives a payment under the Cash Awards will recognize ordinary income in an amount equal to his or her payment at the time the payment is made.  Such income generally will constitute compensation income and will be subject to the collection of applicable U.S. federal and state income and employment tax withholdings.

Please submit any questions you have regarding this notice by e-mail to Mike Muscatello at Mike.Muscatello@as-e.com or Lanning Levine at LLevine@as-e.com.

Sincerely,

Stock Administration
American Science and Engineering, Inc.

Additional Information and Where to Find It

This communication is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities.  The Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a Proxy Statement in connection with the Merger.  Additionally, the Company will file other relevant materials with the SEC in connection with the Merger.  The Proxy Statement will contain important information about the Company, the Transitory Subsidiary, OSI, the Merger and related matters.  Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company and OSI through the web site maintained by the SEC at www.sec.gov.  In addition, investors and security holders will be able to download copies of the Proxy Statement from the Company’s website at http://ir.as-e.com/sec.cfm or by emailing ir@as-e.com.

The Company, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in respect of the transactions contemplated by the Merger Agreement.  Information regarding the Company’s directors and executive officers is contained in the Company’s Form 10-K for the year ended March 31, 2016 and its proxy statement dated July 29, 2015, which are filed with the SEC. To the extent holdings of securities by such directors or executive officers have changed since the amounts printed in the 2015 proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement to be filed by the Company and other relevant materials to be filed with the SEC when they become available.